UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 30, 2012

CONSOLIDATION SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-54230	20-8317863
(Commission File Number)	(IRS Employer Identification No.)

2300 West Sahara Drive, Suite 800

Las Vegas, NV  89102

(Address of Principal Executive Offices)  (Zip Code)

(702) 949-9449

(Registrant's Telephone Number, Including Area Code)

_________N/A_______

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On November 30, 2012, Consolidation Services, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Meeting”).

At the Meeting, a total of 30,897,120 votes out of 50,169,289 issued and outstanding shares of Common Stock voted. The following matters were voted upon with the number of votes cast, for, against, or withheld, abstentions are as follows:

1.

Proposal #1 - Election of a Board of four directors

	For	Withheld	Broker Non-Votes
01 - Gary D. Kucher	28,003,160	586,821	2,307,139
02 - Richard S. Polep	28,004,660	585,321
03 - Roy Tashi OAM	28,219,213	370,768
04 - Mike Ussery	28,153,914	436,067

2.

Proposal #2 - Approve a Reverse Stock Split  and to Transfer Ownership and Title of the Company’s Oil and Gas Assets and Operations into a subsidiary of the Company

	For	Against	Abstain
Beneficial	8,097,780	327	0
Registered	22,269,988	430,143	98,882
Total Shares Voted	30,367,768	430,470	98,882

3.

Proposal #3 - Proposal to Authorize the Board of Directors to Change the Company Name

	For	Against	Abstain
Beneficial	8,077,780	20,327	0
Registered	22,268,625	327,189	203,199
Total Shares Voted	30,346,405	347,516	203,199

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2012	CONSOLIDATION SERVICES, INC

By:/s/ Gary D. Kucher
Gary D. Kucher
Title: Chief Executive Officer and President

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